VALHI SUBSIDIARY TO WITHDRAW COMMON STOCK OFFERING

      DALLAS,  TEXAS . . . . . April 18, 1995 . . . .  .  Valhi, Inc. announced today that due to unfavorable market conditions, Medite Corporation, its wholly-owned building products subsidiary, does not presently intend to pursue its previously announced proposed public offering of 6,750,000 shares of common stock.

      Valhi, Inc., headquartered in Dallas, Texas, is engaged in the chemical, refined sugar, building products and other industries.

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